                                                               EXHIBIT 24
                                                               ----------

                              POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints each of Steven J.
   Shirar, Steven L. Childers, Matt Smith and Marcia Hussong and Peter L.
   Rossiter, Lauralyn G. Bengel, Alexander B. Young and Paul A. Bernacki
   of Schiff Hardin LLP, the Company's counsel, as the undersigned's true and lawful attorney-in-fact to:

        (1)  execute for and on behalf of the undersigned, in the
             undersigned's capacity as an officer, director and/or a
             stockholder owning more than 10% of Consolidated
             Communications Holdings, Inc.'s (the "Company") common
             stock, Forms 3, 4 and 5 in accordance with Section 16 of the
             Securities Exchange Act of 1934, as amended (the "Exchange
             Act"), and the rules and regulations promulgated thereunder;

        (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such
             forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

        (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
             attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
             understood that the documents executed by such
             attorney-in-fact on behalf of the undersigned pursuant to
             this Power of Attorney shall be in such form and shall
             contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of such substitution or revocation, hereby ratifying and confirming all that each attorney-in-fact, or each
   attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
   Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact.

        The undersigned hereby revokes any Power of Attorney granted by the undersigned prior to the date hereof to agents or employees of the
   Company with respect to the matters set forth in paragraphs (1), (2)
   and (3) above.

        IN WITNESS WHEREOF, the undersigned has caused this Power of
   Attorney to be executed as of this 2nd day of November, 2009.

                                      By:  /s/ Steven J. Shirar
                                           -------------------------
                                           Name:  Steven J. Shirar